UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2024

ACELYRIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41696	85-2406735
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4149 Liberty Canyon Road Agoura Hills, California	91301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 730-0360

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	SLRN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

As previously disclosed, on January 4, 2023, ACELYRIN, INC. (the “Company”) completed its acquisition of ValenzaBio, Inc. (“ValenzaBio”) pursuant to a Merger and Reorganization Agreement, dated December 20, 2022, by and among the Company, ValenzaBio, WH1, INC., WH2, LLC and Seller Representatives LLC (the “ValenzaBio Acquisition”). The Company is filing this Current Report on Form 8-K to provide certain financial information regarding the ValenzaBio Acquisition in connection with the Company’s filing of a Registration Statement on Form S-3.

Item 9.01	Financial Statements and Exhibits.

Financial Statements of Business Acquired

The audited financial statements of ValenzaBio as of December 31, 2022 and 2021 and for the years then ended, and the notes related thereto, are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Pro Forma Financial Information

The unaudited pro forma combined statement of operations for the year ended December 31, 2023 giving effect to the ValenzaBio Acquisition, and the notes related thereto, are filed as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

(d)  Exhibits.

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Macias Gini & O’Connell LLP

99.1	Audited consolidated financial statements of ValenzaBio as of and for the years ended December 31, 2022 and 2021, and the notes related thereto.

99.2	Unaudited pro forma combined statement of operations for the year ended December 31, 2023, and the notes related thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACELYRIN, INC.

Dated: November 13, 2024	By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie
Chief Financial Officer and Chief Business Officer